UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 20, 2010
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Certain Officers
     On March 20, 2010, the Compensation Committee of the Board of Directors of Wright Medical Group, Inc. (the “Company”) adopted the 2010 Executive Performance Incentive Plan (the “Plan”). The Plan replaces the Company’s Executive Performance Incentive Plan, which the Company adopted in 2005. The following brief description of the Plan does not purport to be a complete description of all the provisions of the Plan and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the Plan, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
     Each of the Company’s named executive officers and certain other executive officers are eligible to participate in the Plan. The Plan is administered by the Compensation Committee.
     Under the Plan, the Compensation Committee must establish performance goals based upon performance measures such as sales revenue, operating income before or after taxes, net income before or after taxes, net income before securities transactions, net or operating income excluding non-recurring charges, return on assets, return on equity, return on capital, market share, earnings per share, cash flow, revenue, revenue growth, expenses, stock price, dividends, total stockholder return, price/earnings ratio, market capitalization, book value, product quality, customer retention, unit sales, strategic business objectives or any other performance measure deemed appropriate by the Compensation Committee in its discretion.
     The target performance bonus under the Plan is stated as a percentage of base salary for each participant and represents the amount of cash that a participant will receive if all performance goals for each performance measure are met or exceeded. Partial payments of the target performance bonus may be paid only if minimum performance thresholds are achieved. A participant may not be paid for performance below the minimum performance threshold of any component of the performance measures. If the performance goals for a performance year are exceeded, the Compensation Committee may pay additional bonus in excess of the target performance bonus. However, no participant may be paid an amount that exceeds twice the target performance bonus unless otherwise determined by the Compensation Committee. In no event may any payment under the Plan to a participant exceed $1,500,000 for any performance year.
     The Plan became effective on March 20, 2010 and will expire on May 13, 2015.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description

10.1	2010 Executive Performance Incentive Plan

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: March 25, 2010

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	2010 Executive Performance Incentive Plan